UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2007

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(801) 584-5700

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.         Material Impairments.

As discussed in Item 4.02(a) below and incorporated herein by reference, on February 14, 2007, we concluded that we were required to recognize $99.0 million in additional non-cash asset impairment charges recorded in discontinued operations related to the sale of our European base chemicals and polymers business.

Item 4.02(a).                            Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim

                                                                          Review.

On February 15, 2007, Huntsman Corporation, our parent corporation, announced that our previously issued financial statements for the three and nine months ended September 30, 2006 would be restated. We concluded, on February 14, 2007, that $99.0 million in additional non-cash asset impairment charges were required to be recorded in discontinued operations for the three and nine months ended September 30, 2006 related to the sale of our European base chemicals and polymers business. We reached this conclusion upon discovering that we had made an error in our calculation of the impairment loss related to the sale of our European base chemicals and polymers business. In connection with the sale of the European base chemicals and polymers business, we agreed to take action to remove the accounts receivable of this business from our accounts receivable securitization program so that the purchaser could acquire such accounts receivable. The additional non-cash charges resulted primarily because we had not appropriately included the effect of the re-purchase of these receivables in the determination of the impairment loss.

The condensed consolidated financial statements (unaudited) for the three and nine month periods ended September 30, 2006 set forth in our quarterly report on Form 10-Q should not be relied upon. In conjunction with the filing of this current report on Form 8-K, we have filed an amended quarterly report on Form 10-Q/A for the quarterly period ended September 30, 2006. The condensed consolidated financial statements (unaudited)  for the three and nine month periods ended September 30, 2006 set forth in our amended quarterly report on Form 10-Q/A have been restated and may be relied upon.

The decision to restate our financial statements was made by the Audit Committee of the Board of Directors of Huntsman Corporation on February 14, 2007, following consultation with, and upon the recommendation of, management. We discussed the need to restate the previously issued financial statements and the matters disclosed in this filing with Deloitte & Touche LLP, our independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN INTERNATIONAL LLC

/s/ L. Russell Healy
L. Russell Healy
Vice President and Controller

Dated: February 21, 2007